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                                                                   EXHIBIT 10.26

                              AMENDED AND RESTATED
                       AGREEMENT BETWEEN THE SHAREHOLDERS
                                       OF
                    VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.
                            (a Delaware corporation)

      THIS AMENDED AND RESTATED AGREEMENT BETWEEN THE SHAREHOLDERS, made as of the 1st day of September, 2004, is by and between VANGUARD HEALTH FINANCIAL COMPANY, INC., a Tennessee corporation ("VHFC"), and BAPTIST HEALTH SERVICES, a Texas non-profit corporation ("Baptist" and, together with VHFC, the "Shareholders"), and amends and restates in its entirety the Agreement between the Shareholders dated as of January 1, 2003.

                                    RECITALS:

      WHEREAS, pursuant to the Purchase and Sale Agreement, San Antonio Partners, L.P., a Delaware limited partnership (the "Partnership"), acquired substantially all of the assets and properties owned by Baptist and its Affiliates constituting the Hospitals;

      WHEREAS, VHS Acquisition Subsidiary Number 5, Inc. (the "Company") is the sole general partner of the Partnership; and

      WHEREAS, the Shareholders of the Company desire to specify and describe the rights and obligations of each of them with respect to their interest in and the operation of the Company as general partner of the Partnership.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:

      1. Certain Definitions.

      The terms used in this Agreement with their initial letters capitalized shall, unless the context otherwise requires, have the meanings specified in this Article 1. The singular shall include the plural, and each of the masculine, feminine and neuter genders shall include the other genders, as the context requires. References in this Agreement to articles or sections are to be construed as references to articles or sections of this Agreement, unless otherwise specified. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby," and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

      "Act" means the Delaware General Corporations Law, as amended from time to time.

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      "Agreement" means this Agreement, as amended from time to time pursuant to
Section 5.2.

      "Bankruptcy" means, as to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy". A "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of any order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, regulation, or the filing of any such petition against such Person which petition shall not be dismissed within 90 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within 60 days.

      "Baptist" means Baptist Health System, a Texas non-profit corporation, and any successor thereto.

      "Board of Directors" means the Board of Directors of the Company.

      "Capital Expenditure" means any expenditure that is permitted to be capitalized under generally accepted accounting principles consistently applied and under Vanguard's policy for accounting for fixed assets.

      "Cash-Out Merger" means a merger or consolidation of Vanguard with or into, or a sale of all shares of capital stock of Vanguard to, any Person other than a subsidiary of Vanguard, in which the Vanguard Investment Securities are required to be sold, converted into or exchanged for the right to receive cash.

      "Closing" means the consummation of the transactions whereby Baptist becomes a Shareholder of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

      "Company" means VHS Acquisition Subsidiary Number 5, Inc., a Delaware corporation.

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      "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

      "Controlled Affiliate" means, with respect to any Shareholder, any Person that directly or indirectly controls, is controlled by, or is under common control with, such Shareholder.

      "Deemed Value" means (i) in the case of Subordinated Notes, the original principal amount thereof, (ii) in the case of shares of Vanguard common stock issued upon conversion of any of the Subordinated Notes, the original principal amount of Subordinated Notes so converted, and (iii) in the case of a Cash-Out Merger, the purchase price of equity securities issued by the purchaser in the Cash-Out Merger.

      "Foundation" means Baptist Health System Foundation, a Texas non-profit corporation.

      "Hospitals" means the following hospitals located in San Antonio, Texas: the Baptist Medical Center, a general acute care hospital at 111 Dallas Street, San Antonio, Texas 78205; Northeast Baptist Hospital, a general acute care hospital at 8811 Village Drive, San Antonio, Texas 78217; Southeast Baptist Hospital, a general acute care hospital at 4214 E. Southcross, San Antonio, Texas 78222; North Central Baptist Hospital, a general acute care hospital at 520 Madison Oak, San Antonio, Texas 78258; and St. Luke's Baptist Hospital, a general acute care hospital at 7930 Floyd Curl Drive, San Antonio, Texas 78229.

      "Institute of Health Education" means an operating division of the Company that provides allied professional health training through its Schools of Professional Nursing, Surgical Technology, Medical Imaging and Vocational Nursing.

      "License Agreement" means the agreement between Buyer and Seller of even date herewith, pursuant to which Baptist has granted to the Company the right to use the name "Baptist" and any derivatives including the word "Baptist" in the conduct of the business of the Hospitals upon the terms and conditions described therein.

      "Minimum Investment" means the Shares issued to Baptist at Closing and a number of Vanguard Investment Securities having an aggregate Deemed Value of $17,641,800, provided that if Vanguard has merged or been consolidated with or into another Person pursuant to a Cash-Out Merger and Baptist does not acquire replacement Vanguard Investment Securities, then from and after the consummation of such transaction, "Minimum Investment" means a number of Vanguard Investment Securities having an aggregate Deemed Value of $5,000,000.

      "Operating Board" means the Partnership Operating Board established by the Board of Directors of the Company pursuant to the bylaws and Section 2.1.

      "Partnership" means San Antonio Partners, L.P., a Delaware limited partnership and the owner and operator of the Hospitals.

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      "Permitted Baptist Transferee" means (i) the Foundation, (ii) any Person that acquires or has conveyed to it all or substantially all of the membership interests of Baptist, and (iii) any Person that acquires or has conveyed to it all or substantially all of the assets and properties of Baptist, including, without limitation, by merger, consolidation, sale, grant or other conveyance, and for purposes of applying the "all or substantially all" standard to any such asset conveyance, less any untransferred assets retained as reasonable reserves for contingent or other unsatisfied Baptist liabilities.

      "Permitted Vanguard Transferee" means any one or more of (i) Vanguard,
(ii) any Controlled Affiliate of Vanguard, (iii) any Person that acquires all or substantially all of the shares of capital stock of Vanguard and its Controlled Affiliates (including without limitation by merger with or consolidation into such other Person), (iv) any Person that acquires all or substantially all of the assets and properties of Vanguard and its Controlled Affiliates, and (v) any Person who is a lender or other "Secured Creditor" under and pursuant to the Principal Credit Agreement, as more particularly described in the last paragraph of Section 3.5.

      "Person" means any individual, partnership, corporation, trust, limited liability company, or other entity, or a government (domestic or foreign) or any agency or political subdivision thereof.

      "Preferred Stock" means the Company Series A Preferred Stock, $.01 par value per share.

      "Principal Credit Agreement" shall mean that certain Credit Agreement, dated as of July 30, 2001, by and among Vanguard, as borrower, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Wachovia Bank, National Association (formerly known as First Union National
Bank) and General Electric Capital Corporation, as Co-Documentation Agents, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and includes any agreement extending the maturity of, refinancing or restructuring (including but not limited to including additional borrowers or guarantors or increasing the amount borrowed under such agreement) all or any portion of the indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative lenders or holders, and all notes, guarantees, pledge agreements, security agreements, mortgages and other instruments, agreements, certificates or documents executed pursuant to any of the foregoing by Vanguard or by the Company.

      "Purchase and Sale Agreement" means the Purchase and Sale Agreement dated as of October 8, 2002, by and among Baptist, The Baptist Health System Foundation, the Partnership, and Vanguard.

      "Qualified Offering" means a firm commitment underwritten public offering of Vanguard's common stock registered under the Securities Act of 1933, as amended, with gross proceeds of not less than $50,000,000.

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            "Securities Act" means the Securities Act of 1933, as amended.
      "Shareholder" means Baptist, VHFC and any other Person admitted as a shareholder pursuant to this Agreement as a result of owning Shares, but excluding any Person who ceases to be a shareholder of the Company pursuant to this Agreement. "Shareholders" means all of the Persons who are shareholders of the Company as defined in this Section.

            "Shares" means shares of the Company's capital stock authorized for issuance by the Company or now owned or subsequently acquired by any Shareholder, including common stock and Preferred Stock.

            "Subordinated Notes" means the Vanguard 8.18% Convertible Subordinated Notes Due 2013, whether represented by a single such note or multiple such notes but in either case in an aggregate initial principal amount of $17,641,800.

            "Vanguard" means Vanguard Health Systems, Inc., a Delaware corporation, and any successor thereto.

            "Vanguard Investment Securities" means the Subordinated Notes, any security or securities into which the above instruments are converted or for which the above instruments are exchanged, and any securities issued in respect thereof in connection with the payment of dividends or interest, or a stock split, recapitalization or similar event, provided that if a Cash-Out Merger occurs, then upon request of the Person to whom Vanguard's capital stock is sold or with whom Vanguard merges or is consolidated, Baptist shall reinvest an amount of cash equal to the Minimum Investment in either (i) publicly traded equity or debt securities of the Person to whom Vanguard's capital stock is sold or with whom Vanguard merges or is consolidated, (ii) equity or debt securities of the purchaser in the Cash-Out Merger, or (iii) if no such publicly traded equity or debt securities are available, such other securities that Baptist determines in its sole discretion are a prudent investment of the Minimum Investment.

            "VHFC" means Vanguard Health Financial Company, Inc., a Delaware corporation, and any successor thereto.

      2. Company Board of Directors; Hospital Board of Trustees; Major
Decisions.

      2.1. Partnership Operating Board; Board of Trustees.

      The bylaws of the Company shall require the Board of Directors to form an operating board for the Partnership (the "Operating Board") comprised of seven members appointed by the Board of Directors, four of whom shall be designated by VHFC ("VHFC Members") and three of whom shall be designated by Baptist ("Baptist Member"). The Operating Board shall be an advisory board, shall meet not less often than quarterly and shall be responsible for overseeing the Hospitals' Boards of Trustees, for evaluating the plans and feasibility of all Capital Expenditures of the Partnership as a part of the annual Capital Expenditure review process, and for recommending for approval by the Board of Directors members of the Board of Trustees of the Hospitals. Each member of the Operating Board shall serve at the pleasure of the designating Shareholder for a term of three years, unless he or she sooner resigns or is removed. A member of the Operating Board may be removed without cause by only VHFC as to VHFC Members and

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by only Baptist as to Baptist Members. The unexpired term of a removed member shall be filled by only VHFC as to VHFC Members and by only Baptist as to Baptist Members. Each member of the Operating Board shall be entitled to indemnity by the Company to the fullest extent permitted any director of the Company by applicable law and by the Articles and bylaws of the Company. All responsibilities granted to the Operating Board under the bylaws shall be exercised by the Operating Board as a body, and no member of the Operating Board, acting alone, shall have the authority to act on behalf of, or to serve in any way as an agent or nominee of, the Operating Board; provided that the Operating Board shall have the authority to establish committees of the Operating Board, each of which shall have the authority and duties delegated thereto by the Operating Board and shall serve in an advisory capacity to the Operating Board, but none of which shall be granted the authority to act for or on behalf of, or to bind, the Operating Board. Any committee established by the Operating Board shall include at least one (1) Baptist Member. In addition, in no event shall the Operating Board have the authority to act for or on behalf of, or to bind in any way, the Company or the Partnership. The Operating Board shall hold regular meetings on at least a quarterly basis unless it decides otherwise; provided that regular meetings of the Operating Board shall not be called more frequently than monthly. In addition, each member of the Operating Board shall be available at all reasonable times to consult with other members of the Operating Board on matters relating to its duties. Meetings of the Operating Board shall be held at the call of any director of the Company, the President, any Senior Vice President of the Company, or any member of the Operating Board, upon not less than one business day's written, telephonic or electronic mail notice to the members of the Operating Board, such notice specifying all matters to come before the Operating Board for action at such meeting. The presence of any member of the Operating Board at a meeting shall constitute a waiver of notice of the meeting with respect to such member unless such member attends the meeting solely for the purpose of objecting to the conduct of the meeting and does not participate in any decisions or actions of the Operating Board at such meeting. The members of the Operating Board may, at their election, participate in any regular or special meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. A member's participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of the bylaws of the Company. A majority of the members of the Operating Board shall constitute a quorum and actions of the Operating Board may be taken by a majority of the votes cast at a meeting at which a quorum is present. The bylaws shall provide that the foregoing provisions may not be amended without the prior written consent of Baptist.

      The Company will cause the Partnership to form one or more boards of trustees for the Hospitals (the "Board of Trustees") composed of the Hospitals' Chief Executive Officers and equal numbers of physicians on the Hospitals' medical staff and community representatives, all in accordance with Vanguard's policies and procedures and board of trustee bylaws. Subject to applicable laws, regulations and accreditation standards, the Board of Trustees will be responsible for medical staff credentialing, quality assurance and accreditation of the Hospitals. In its advisory capacity, the Board of Trustees shall also review and advise the Board of Directors on management's recommended capital budgets for the Hospitals. The Board of Trustees will be comprised of between five and 15 members appointed for terms of three years on a staggered basis to provide continuity of leadership. Baptist or the Foundation may nominate candidates for 50% of the seats of each Board of Trustees up for selection in each year.

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      2.2. Intentionally Deleted.

      2.3. Major Decisions Requiring Approval of VHFC and Baptist. Subject to the proviso below, so long as Baptist or any Controlled Affiliate of Baptist owns the Minimum Investment, the following decisions of the Company shall require the affirmative approval of both VHFC and Baptist:

     (i) The conduct of any business by the Company other than (I) to act as general partner of the Partnership and (II) to act as general partner or managing member of any partnership or limited liability company that provides ancillary or outpatient services to, or in conjunction with, one or more of the Hospitals;

     (ii) The purchase or acquisition of a hospital that represents 20% or more of the fair value of the assets of the Partnership;

     (iii) The sale or transfer of assets that represent 20% or more of the fair value of the assets of the Partnership (other than a transfer to Vanguard or any subsidiary of Vanguard, subject to substantially similar transfer restrictions as are provided for in this Agreement, for fair market value consideration, as determined by a third party mutually acceptable to the Shareholders);

     (iv) The closure of any Hospital (or discontinuation of operations as a general acute care hospital) or the Institute of Health Education;

     (v) The merger of the Company or the Partnership with or into, or the consolidation of the Company or the Partnership with, any other Person, or the dissolution or liquidation of the Company or the Partnership (other than a merger with or into, or consolidation with, Vanguard or any subsidiary of Vanguard, subject to substantially similar transfer restrictions as are provided for in this Agreement, for fair market value consideration, as determined by a third party mutually acceptable to the Shareholders);

     (vi)   The Bankruptcy of the Company or the Partnership;

     (vii) A change in the charity care policy or the policy on therapeutic abortion and sterilization of the Hospitals;

     (viii) The use of the name "Baptist" in connection with the acquisition or development of any hospital or other healthcare facility in Bexar County, Texas;

     (ix) After the Closing, the issuance and sale to any Person of Shares by the Company or of partnership interests by the Partnership;

     (x)    Any amendment of (i) Section 3.1 of the bylaws of the Company, (ii)
            Section 3.6 of the bylaws of the Company, (iii) Section 3.8 of the bylaws of the Company, (iv) Section 3.13 of the bylaws of the Company, (v) the proviso of the first sentence of Section 8.1 of the bylaws of the Company; or (vi) any amendment to

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            the Certificate of Incorporation or the bylaws of the Company that is inconsistent with any provision of this Agreement; and

      (xi) Withdrawal or resignation of the Company as the general partner of the Partnership.

provided that notwithstanding the foregoing, (i) the Company may take any action required by the Principal Credit Agreement, including without limitation becoming a party and (as the sole general partner of the Partnership) causing the Partnership to become a party, to the Subsidiaries Guaranty and the Security Documents (as such capitalized terms are defined in the Principal Credit Agreement), without first obtaining the affirmative approval of either VHFC or Baptist, and (ii) the board of directors of the Company shall have the right at all times to make all decisions necessary to ensure that Vanguard may consolidate the financial results of the Company and the Partnership with the other financial results of Vanguard in accordance with generally accepted accounting principles and applicable tax laws and regulations.

      3. Restrictions on Transfer.

      3.1. General Restriction. Neither Shareholder shall sell or otherwise transfer any of the Shares held by it except in accordance with the terms and conditions of this Agreement.

      3.2. Compliance with Law. Each Shareholder shall not make any disposition of all or any portion of the Shares unless and until (i) there is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Shareholder shall have notified VHFC and the Company of the proposed disposition, VHFC shall have consented to such disposition, and if requested by the Company, such Shareholder shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such Shares under the Securities Act of 1933, as amended.

      3.3. Subsequent Legislation. If Baptist is prohibited from owning an interest in the Company or the Partnership as a result of the enactment of any statute, regulation or other law, or the judicial or administrative interpretation of any existing or future statute, regulation or other law, VHFC will purchase all Shares owned by Baptist and pay Baptist $358,200 for its Shares.

      3.4. Subsequent Acts. If the rights or obligations of Baptist under this Agreement are materially adversely affected by (X) any decision by the Company to take or cause the Partnership to take an action described in paragraphs (i) through (xi) of Section 2.3 without the affirmative approval of Baptist, including any action required by the Principal Credit Agreement, other than the granting of a mortgage or collateral security interest in the assets of the Company, (Y) any foreclosure on or transfer of assets that represent 20% or more of the fair value of the assets of the Company or the Partnership as a result of the exercise by the lenders or other "Secured Creditors" (as defined in the Principal Credit Agreement) of their rights under the Principal Credit Agreement, or (Z) any amendment of this Agreement resulting from or arising out of Vanguard's need to consolidate the financial results of the Company or the Partnership

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with the other financial results of Vanguard, then Baptist may, upon written notice to VHFC, cause VHFC to purchase all Shares owned by Baptist and pay Baptist $358,200 for its Shares.

      3.5. Sale of VHFC Shares; Tag Along. For seven years after the date hereof, VHFC shall not sell or otherwise transfer all or substantially all of its Shares other than to a Permitted Vanguard Transferee. If thereafter VHFC proposes to sell part or all of its Shares other than to a Permitted Vanguard Transferee, it shall so notify Baptist (specifying the identity of the prospective purchaser, the proposed purchase price, the date of the closing, and all other relevant information) and Baptist may elect, by notice to VHFC given within ten days from the date of the notice, either (i) to sell all of its Shares, in which event VHFC shall cause the proposed purchaser to purchase all Baptist Shares, simultaneously with the sale by VHFC, at the same price per Share and on the same terms (the "Tag Along Right"), or (ii) to purchase all of VHFC's Shares proposed for sale to the third party, upon the same terms and conditions offered by the third party (the "Preemption Right"). VHFC shall be deemed to propose a sale of all of its Shares within the meaning of this Section upon the proposed sale of shares of capital stock in any corporation that, directly or indirectly, owns the capital stock of VHFC other than pursuant to a transaction with a Permitted Vanguard Transferee.

      VHFC shall cause the third party offer to be reduced to writing and shall give written notice (the "Sale Transfer Notice") of such offer to Baptist. The Sale Transfer Notice shall contain a written description of the proposed sale or transfer of VHFC's rights pursuant to this Section, setting forth the consideration to be paid by the third party and the other terms and conditions of the third party offer. If Baptist desires to exercise either the Tag Along Right or the Preemption Right, it shall notify VHFC of its election on or before 30 days after the Sale Transfer Notice is given.

      If Baptist exercises the Tag Along Right, then on or before ten business days prior to the expected closing date (the "Expected Closing Date") of the transaction, Baptist shall deliver to VHFC all documents required to be executed in connection with such Sale Transfer Notice. In the event that Baptist fails to deliver any of such documents, VHFC may, in addition to any other rights or remedies available at law or in equity, (i) consummate the transaction without Baptist's Shares or (ii) cause the books and records of the Company to show that the Shares of Baptist are bound by the provisions of this Section and that such Shares shall be deemed to have been transferred to the third party, and no consideration therefore shall be delivered to Baptist until such documents shall be delivered.

      If Baptist exercises the Preemption Right, then VHFC and Baptist shall negotiate in good faith for 30 days thereafter the terms and conditions of a definitive agreement containing the principal terms and conditions described in the third party offer, but otherwise containing substantially the same terms and conditions as the Purchase and Sale Agreement, provided that any representations and warranties of VHFC about the Hospitals shall relate to VHFC's period of ownership only. If the third party offer includes any non-cash consideration, Baptist may elect under the definitive agreement to pay cash in an amount equal to the fair market value of the non-cash consideration. The definitive agreement shall provide that the closing of the transaction shall be held within ten business days following the date upon which the last material consent or approval of any governmental authority required in connection with the sale of the Shares is obtained, subject to reasonable extensions mutually acceptable to Baptist and VHFC, provided

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that in no event shall the closing be later than, and the definitive agreement shall expire, 120 days after execution of the definitive agreement.

      If (i) Baptist and VHFC fail to execute a definitive agreement within 30 days after Baptist's election of the Preemption Right, or (ii) Baptist and VHFC execute a definitive agreement, but Baptist fails to purchase the Shares prior to the expiration of the definitive agreement, then VHFC may (but shall not be obligated to) sell its Shares within 180 days after the event described in clause (i) or (ii) above fails to occur, as the case may be. If the sale to the purchaser of the Shares does not occur pursuant to this paragraph before such 180th day, then the provisions of this Section 3.5 shall apply anew with respect to the sale of such Shares thereafter.

      The provisions of this Section shall not apply to the granting from time to time of pledges and collateral assignments of the Shares by VHFC and its Controlled Affiliates to secure indebtedness and/or guarantees to the lenders and other "Secured Creditors" (as defined in the Principal Credit Agreement) under the Principal Credit Agreement from time to time if and to the extent required by such Persons, and to the full exercise by such Persons of their rights under the agreements and instruments constituting or relating to such pledges and collateral assignments, provided that if the lenders and other Secured Creditors exercise such rights under the agreements and instruments constituting or relating to such pledges and collateral assignments, then Baptist may, upon written notice to the holder or holders of VHFC's Shares given within 90 days thereafter, cause such holder to purchase all Shares owned by Baptist and pay Baptist $358,200 for its Shares.

      3.6. Purchase and Sale of Baptist Shares Upon Sale of Vanguard Investment Securities or Termination of License Agreement. If Baptist or its Affiliates no longer owns the Minimum Investment, Baptist shall promptly notify VHFC of such fact, whereupon VHFC shall buy and Baptist shall sell all of the Shares owned by Baptist. If Baptist terminates the License Agreement pursuant to its right to do so under section 8(c) of the License Agreement, VHFC shall buy and Baptist and its transferees, if any, shall sell all of the Shares owned by them. The purchase price for the Shares pursuant to this Section shall be $358,200.

      3.7. Right of First Refusal upon Sale of Baptist Shares. If Baptist proposes to sell part or all of its Shares to a third party other than a Permitted Baptist Transferee, it shall so notify VHFC (specifying the identity of the prospective purchaser, the proposed purchase price, the date of the closing, and all other relevant information) and VHFC may elect, by notice to Baptist given within ten days after the date of the notice, to purchase the Shares proposed to be sold upon the terms and conditions set forth in the third party offer, provided that if the third party offer includes any non-cash consideration, VHFC may pay the cash value of such non-cash consideration. If VHFC does not exercise its right of first refusal within the ten-day period provided above, then the privilege herein given of right of first refusal shall thereafter be null and void as to such offer to purchase only, and Baptist shall be at liberty to sell the Shares to the third party on the terms and conditions offered to VHFC, so long as such sale is completed within 90 days after the expiration of VHFC's ten-day period to respond. Such sale, however, shall be made subject to this Agreement and all of the terms, covenants and conditions of this Agreement. In the event of such a sale, or in the event of a sale or any other transfer of its Shares to a Permitted Baptist Transferee, VHFC, Baptist (if it continues to hold any Shares) and the Permitted Baptist Transferee shall execute a new shareholders' agreement on the same terms and

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conditions contained herein (or an amendment to this Agreement). Any material change in the terms of the third party offer shall again subject the offer to the right of first refusal described in this Section.

      3.8. Legend. Each certificate representing Shares now or hereafter owned by the Shareholder or issued to any Person in connection with a transfer pursuant to this Agreement shall be endorsed with the following legend:

      THE SECURITIES REPRESENTED HEREBY (a) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, (b) ARE SUBJECT TO AN AMENDED AND RESTATED AGREEMENT BETWEEN THE SHAREHOLDERS OF THE COMPANY DATED AS OF SEPTEMBER 1, 2004, AND (c) MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE THEREWITH.

Each Shareholder acknowledges that the Company will instruct its transfer agent to impose transfer restrictions on Shares represented by certificates bearing the above legend to enforce the provisions of this Agreement.

      4. Subscription for Shares.

      4.1. Subscription. Each Shareholder hereby subscribes for the number of Shares set forth across from its name on the signature page hereof and hereby tenders for payment therefor the consideration set forth herein; the subscription by Baptist shall be deemed satisfied as a portion of the consideration for the sale of the Hospitals to the Company pursuant to the Purchase and Sale Agreement. The execution and delivery by each Shareholder of this Agreement shall be deemed to constitute the assignment to the Company of all subscription consideration and the acceptance by the Company of such tender.

      4.2. Private Offering of Shares. The Shareholders acknowledge that the Shares are being offered and sold without registration under the Securities Act or any state securities laws. Each Shareholder hereby represents, warrants and certifies that it is an "accredited investor" under the rules promulgated under the Securities Act and has the ability to bear the risks of an investment in the Company, that it was solicited to invest in the Company privately and did not become aware of, or obtain information regarding, the offering of Shares in the Company as a result of: any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; any seminar or meeting attended by the Shareholder or other potential investors; or any other form of general solicitation or general advertising.

      4.3. No Endorsement. Each Shareholder is aware that no federal or state regulatory agency has made any finding or determination as to the fairness of the Shares as an investment or any recommendation or endorsement of the purchase of the Shares as an investment.

      4.4. Sophisticated Investor. Each Shareholder acknowledges that it has knowledge and experience in financial and business matters, in general, and this investment in particular, to be capable of evaluating the risks and merits of an investment in the Company. The

Shareholders recognize the speculative nature and risk of loss associated with this investment and that Shareholders may suffer complete loss of their investments. The Shareholders have an overall commitment to investments which are not readily marketable and which are not disproportionate to the Shareholders' net worth, and the Shareholders' investment in the Company will not cause such overall commitment to become excessive. The investment in the Company constitutes an investment which is suitable and consistent with the Shareholders' investment programs and which enables the Shareholders to bear the risks of this investment. Each Shareholder represents that it has adequate resources to provide for its current needs and contingencies and has no need for liquidity in this investment.

      4.5. Speculative Investment. The Shareholders confirm that the investment in the Company is a speculative investment involving a high degree of risk of loss and that there will not be now, nor may there ever be, a public market for this investment. Accordingly, it may be difficult or impossible to liquidate this investment in case of an emergency.

      4.6. Access to Information. The Shareholders confirm that, prior to making their investment decision, the Company has given the Shareholders and their advisors the opportunity to examine all documents, including the Company's Certificate of Incorporation and bylaws and to ask questions of and receive answers from the Company.

      5. Miscellaneous.

      5.1. Capital Contributions. Except for the consideration for the Shares described on the signature page of this Agreement, no Shareholder shall be obligated to make any contributions to the capital of the Company.

      5.2. Recourse. No guaranty by the Company or the Partnership of any debt of VHFC or its Controlled Affiliates shall be recourse to Baptist, except against and to the extent of Baptist's equity in the Company.

      5.3. Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed under the laws of the State of Delaware, without regards to the conflict of law provisions of such state.

      5.4. Amendment. This Agreement may be amended by a written instrument duly executed by the parties hereto. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the party entitled to the benefit of such provision. Each Shareholder shall execute any amendment to this Agreement necessary to ensure that Vanguard may consolidate the financial results of the Company and the Partnership with the other financial results of Vanguard in accordance with generally accepted accounting principles and applicable tax laws and regulations.

      5.5. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon their respective successors, assigns and legal representatives.

      5.6. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; or (ii) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to a Shareholder at the address as set forth on the signature page hereof or at such other address as such Shareholder may designate by ten days' advance written notice to the other Shareholder.

      5.7. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Shareholders as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      5.8. Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation reasonable fees and expenses of attorneys and accountants and all fees, costs and expenses of appeals.

      5.9. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Shareholder. The failure by any party to enforce any term or provision hereof specifically or any rights of such party hereunder shall not be construed as the waiver by that party of its rights hereunder. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

      5.10. Time. Time is of the essence with respect to this Agreement.

      5.11. Further Assurances. Each Shareholder shall perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

      5.12. Section Headings. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.

      5.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.14. Principal Credit Agreement. VHFC represents to Baptist that the provisions of this Agreement have been approved to the extent required, and are permitted, under the Principal Credit Agreement as of the date hereof and agrees that, except with Baptist's prior written consent, the provisions of any amendment, modification, renewal, replacement, restatement or refinancing of or supplement to the Principal Credit Agreement shall be no less favorable to Baptist than the provisions of the Principal Credit Agreement as in effect on the date hereof.

      IN WITNESS WHEREOF, this Agreement is executed as of the date above written.

Shareholder                                                     Number of Shares                      Consideration
Vanguard Health Financial Company, Inc.                            8,010 shares of                       $1,441,800
                                                                  common stock, $.01
                                                                 par value per share

By: /s/Joseph D. Moore

Title: Executive VP

Baptist Health Services                                            3,582 shares of                         $358,200
                                                                  Series A Preferred
                                                                Stock, $.01 par value
                                                                      per share
By: /s/ Earl G. Cutler

Title: Chairman
                                                                                                       ------------
Total                                                                                                    $1,800,000

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